Exhibit 23(b)

                                 CONSENT OF ENGINEER

          We hereby consent to the incorporation by reference in this registration statement of our reports, each dated January 12, 1998, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to Ralph E. Davis Associates, Inc. in this registration statement.


     RALPH E. DAVIS ASSOCIATES INC.

     /s/ Joseph Mustacchia, Jr.
     Executive Vice-President

     Houston, Texas
     March 25, 1998